Exhibit 99.1

JFrog Announces Third Quarter Fiscal 2023 Results

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Total Revenues of $88.6 million; up 23% Year-over-Year
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Cloud Revenues Up 46% Year-over-Year; driven by higher customer usage
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Customers with ARR over $1 million increased to 30, up 67% year-over-year

Sunnyvale, Calif., November 1, 2023 – JFrog Ltd. (“JFrog”) (Nasdaq: FROG), the Liquid Software company and creators of the JFrog Software Supply Chain Platform, today announced financial results for its third quarter ended September 30, 2023.

“JFrog exceeded the high end of our guidance with solid performance in the third quarter. The numbers clearly illustrate the successful enterprise adoption of our hybrid Software Supply Chain Platform, which is focused on binary lifecycle management and incorporates comprehensive security solutions,” said Shlomi Ben Haim, JFrog CEO and Co-founder. “The new additions to our DevOps, Security and MLOps capabilities pave the way for future expansion, and we remain confident about driving further growth in the final quarter of the year.”

Third Quarter 2023 Financial Highlights

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Revenue for the third quarter of 2023 equaled $88.6 million, up 23% year-over-year.
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GAAP Gross Profit was $68.9 million; GAAP Gross Margin was 77.7%.
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Non-GAAP Gross Profit was $74.1 million; Non-GAAP Gross Margin was 83.7%.
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GAAP Operating Loss was ($18.1) million; GAAP Operating Margin was (20.4%).
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Non-GAAP Operating Income was $11.9 million; Non-GAAP Operating Margin was 13.4%.
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GAAP Net Loss Per Share was ($0.13); Non-GAAP Diluted Earnings Per Share was $0.15.
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Operating Cash Flow was $26.0 million; Free Cash Flow of $25.4 million.
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Cash, Cash Equivalents and Investments were $502.2 million as of September 30, 2023.
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Remaining performance obligations were $235.1 million as of September 30, 2023.

Recent Business & Product Highlights

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Cloud revenue equaled $30.6 million during the third quarter of 2023, an increase of 46% year-over-year. Cloud revenue represented 35% of total revenue, compared to 29% in the year-ago period.
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Net Dollar Retention rate for the trailing four quarters was 119%.
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$100K ARR customers increased to 848 customers, compared with 696 in the year-ago period.
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$1 million ARR customers increased to 30 customers, up from 18 customers in the year-ago period.
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Customers adopting the JFrog Platform’s end-to-end “Enterprise+” subscription represented 46% of total revenue, versus 39% in the year-ago period.
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Unveiled new security capabilities in the JFrog Software Supply Chain Platform, including AI and ML Model Security, Static Application Security Testing (SAST) and an Open Source Software (OSS) Catalog.
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Unveiled new DevOps functionality in the JFrog Software Supply Chain Platform including a Hugging Face ML Model repository, ML Model Management and Release Lifecycle Management (RLM) capabilities.
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Launched “Customer First” JFrog Channel Partner Program at annual JFrog user conference swampUP.

Fourth Quarter and Fiscal Year 2023 Outlook

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Fourth Quarter 2023 Outlook:
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Revenue between $92.5 million and $93.5 million
o
Non-GAAP operating income between $10.0 million and $11.0 million
o
Non-GAAP net income per diluted share between $0.12 and $0.13, assuming approximately 111 million weighted average diluted shares outstanding
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Fiscal Year 2023 Outlook:
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Revenue between $345.1 million to $346.1 million
o
Non-GAAP operating income between $32.8 million and $33.8 million
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Non-GAAP net income per diluted share between $0.44 and $0.45, assuming approximately 109 million weighted average diluted shares outstanding

The section titled "Non-GAAP Financial Information" below describes our usage of non-GAAP financial measures. Reconciliations between historical GAAP and non-GAAP information are contained at the end of this press release following the accompanying financial data.

Conference Call Details

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Event: JFrog’s Third Quarter Fiscal 2023 Financial Results Conference Call
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Date: Wednesday, November 1, 2023
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Time: 2:00 p.m. PT (5:00 p.m. ET)

A live webcast of the conference call will be accessible from the investor relations website at https://investors.jfrog.com/events-and-presentations.

About JFrog

JFrog Ltd. (Nasdaq: FROG), is on a mission to create a world of software delivered without friction from developer to device. Driven by a “Liquid Software” vision, the JFrog Software Supply Chain Platform is a single system of record that powers organizations to build, manage, and distribute software quickly and securely, ensuring it is available, traceable, and tamper-proof. The integrated security features also help identify, protect, and remediate against threats and vulnerabilities. JFrog’s hybrid, universal, multi-cloud platform is available as both self-hosted and SaaS services across major cloud service providers. Millions of users and 7K+ customers worldwide, including a majority of the Fortune 100, depend on JFrog solutions to securely embrace digital transformation. Learn more at www.jfrog.com or follow us @JFrog.

Forward-Looking Statements:

This press release and the earnings call referencing this press release contain “forward-looking” statements, as that term is defined under the U.S. federal securities laws, including but not limited to statements regarding JFrog’s future financial performance, including our outlook for the fourth quarter and for the full year of 2023 expectations regarding the market and revenue potential for JFrog Artifactory, JFrog Xray, JFrog Distribution, JFrog Connect and JFrog Curation, including the efficacy and benefit of integrating of any of the foregoing with other products and platform, our expectations regarding the mission-critical nature of the “JFrog Software Supply Chain Platform” to our customers’ infrastructure, the growth potential of our cloud business, including hybrid and multi-cloud, our ability to provide effective tools and solutions to detect and remediate security vulnerabilities, the ability of our strategic sales team to grow the business across top-tier accounts, our ability to expand usage of our platform in the government and commercial sectors, our ability to successfully integrate acquisitions into our business operations, including the JFrog Platform, and realize anticipated benefits and synergies from such acquisitions, our ability to contribute data to global security standards bodies, and our ability to innovate and meet market demands and the software supply chain needs of our customers. These forward-looking statements are based on JFrog’s current assumptions, expectations and beliefs and are subject to substantial risks, uncertainties, assumptions and changes in circumstances that may cause JFrog’s actual results, performance or achievements to differ materially from those expressed or implied in any forward-looking statement.

There are a significant number of factors that could cause actual results to differ materially from statements made in this press release and our earnings call, including but not limited to: risks associated with managing our rapid growth; our history of losses; our limited operating history; our ability to retain and upgrade existing customers our ability to attract new customers; our ability to effectively develop and expand our sales and marketing capabilities; our ability to integrate and realize anticipated synergies from acquisitions of complementary businesses; risk of a security breach incident or product vulnerability; risk of interruptions or performance problems associated with our products and platform capabilities; our ability to adapt and respond to rapidly changing technology or customer needs; our ability to compete in the markets in which we participate; our ability to successfully integrate technology from acquisitions into our offerings; our ability to provide continuity to our respective customers and realize innovation following our acquisitions; general market, political, economic, and business conditions, including the impact and the duration of the war between Hamas and Israel. Our actual results could differ materially from those stated or implied in forward-looking statements due to a number of factors, including but not limited to, risks detailed in our filings with the Securities and Exchange Commission, including in our annual report on Form 10-K for the year ended December 31, 2022, our quarterly reports on Form 10-Q, and other filings and reports that we may file from time to time with the Securities and Exchange Commission. Forward-looking statements represent our beliefs and assumptions only as of the date of this press release. We disclaim any obligation to update forward-looking statements.

About Non-GAAP Financial Measures:

JFrog discloses the following non-GAAP financial measures in this release and the earnings call referencing this press release: non-GAAP operating income (loss), non-GAAP gross profit, non-GAAP gross margin, non-GAAP operating expenses (research and development, sales and marketing, general and administrative), non-GAAP operating margin, non-GAAP net income (loss), non-GAAP net income (loss) per diluted share, non-GAAP net income (loss) per basic share, and free cash flow. JFrog uses each of these non-GAAP financial measures internally to understand and compare operating results across accounting periods, for internal budgeting and forecasting purposes, for short- and long-term operating plans, and to evaluate JFrog’s financial performance. JFrog believes they are useful to investors, as a supplement to GAAP measures, in evaluating its operational performance, as further discussed below. JFrog’s non-GAAP financial measures may not provide information that is directly comparable to that provided by other companies in its industry, as other companies in its industry may calculate non-GAAP financial results differently, particularly related to non-recurring and unusual items. In addition, there are limitations in using non-GAAP financial measures because the non-GAAP financial measures are not prepared in accordance with GAAP and may be different from non-GAAP financial measures used by other companies and exclude expenses that may have a material impact on JFrog’s reported financial results.

Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP.

A reconciliation of the historical non-GAAP financial measures to their most directly comparable GAAP measures has been provided in the financial statement tables included below in this press release. A reconciliation of non-GAAP guidance measures to corresponding GAAP measures is not available on a forward-looking basis without unreasonable effort due to the uncertainty regarding, and the potential variability of, reconciling items that may be incurred in the future such as share-based compensation, the effect of which may be significant.

JFrog defines non-GAAP gross profit, non-GAAP operating expenses (research and development, sales and marketing, general and administrative), non-GAAP gross margin, non-GAAP operating margin, non-GAAP operating income (loss) and non-GAAP net income (loss) as the respective GAAP balances, adjusted for, as applicable: (1) share-based compensation expense; (2) the amortization of acquired intangibles; (3) acquisition-related costs; (4) legal settlement costs and (5) income tax effects. JFrog defines free cash flow as Net cash provided by (used in) operating activities, minus capital expenditures. Investors are encouraged to review the reconciliation of these historical non-GAAP financial measures to their most directly comparable GAAP financial measures.

Management believes these non-GAAP financial measures are useful to investors and others in assessing JFrog’s operating performance due to the following factors:

Share-based compensation. JFrog utilizes share-based compensation to attract and retain employees. It is principally aimed at aligning their interests with those of its shareholders and at long-term retention, rather than to address operational performance for any particular period. As a result, share-based compensation expenses vary for reasons that are generally unrelated to financial and operational performance in any particular period.

Amortization of acquired intangibles. JFrog views amortization of acquired intangible assets as items arising from pre-acquisition activities determined at the time of an acquisition. While these intangible assets are evaluated for impairment regularly, amortization of the cost of acquired intangibles is an expense that is not typically affected by operations during any particular period.

Acquisition-related costs. Acquisition-related costs include expenses related to acquisitions of other companies. JFrog views acquisition-related costs as expenses that are not necessarily reflective of operational performance during a period.

Legal settlement costs. From time to time JFrog incurs charges related to litigation settlements. We exclude these charges and related professional service costs when associated with a significant settlement because they are not reflective of JFrog’s ongoing business and operating results.

Income tax effects. JFrog’s non-GAAP financial results are adjusted for income tax effects related to these non-GAAP adjustments and changes in our assessment regarding the realizability of our deferred tax assets, if any. Excluding income tax effects of non-GAAP adjustments provides a more accurate view of JFrog’s operating results.

Non-GAAP weighted average share count. Diluted GAAP and non-GAAP weighted-average shares are the same, except in periods that there is a GAAP loss and a non-GAAP income. The non-GAAP weighted-average shares used to compute the non-GAAP net income per share - diluted are adjusted to reflect dilution equal to the dilutive impact had there been GAAP income.

Additionally, JFrog’s management believes that the non-GAAP financial measure, free cash flow, is meaningful to investors because management reviews cash flows generated from operations after taking into consideration capital expenditures due to the fact that these expenditures are considered to be a necessary component of ongoing operations.

Operating Metrics

JFrog’s number of customers with annual recurring revenue (“ARR”) of $100,000 or more is based on the ARR of each customer, as of the last month of the quarter. JFrog’s number of customers with ARR of $1 million or more is based on the ARR of each customer, as of the last month of the quarter. JFrog defines ARR as the annualized revenue run-rate of subscription agreements from all customers as of the last month of the quarter. The ARR includes monthly subscription customers, so long as JFrog generates revenue from these customers. JFrog annualizes its monthly subscriptions by taking the revenue it would contractually expect to receive from such customers in a given month and multiplying it by 12.

JFrog’s net dollar retention rate compares its ARR from the same set of customers across comparable periods. JFrog calculates net dollar retention rate by first identifying customers (the “Base Customers”), which were customers in the last month of a particular quarter (the “Base Quarter”). JFrog then calculates the contracted ARR from these Base Customers in the last month of the same quarter of the subsequent year (the “Comparison Quarter”). This calculation captures upsells, contraction, and attrition since the Base Quarter. JFrog then divides total Comparison Quarter ARR by total Base Quarter ARR for Base Customers. JFrog’s net dollar retention rate in a particular quarter is obtained by averaging the result from that particular quarter with the corresponding results from each of the prior three quarters.

Investor Contact:

Jeff Schreiner

jeffs@jfrog.com

JFROG LTD.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share data; unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2023	2022	2023	2022
Revenue:
Subscription—self-managed and SaaS	$84,131	$67,750	$238,141	$190,498
License—self-managed	4,505	4,241	14,485	12,996
Total subscription revenue	88,636	71,991	252,626	203,494
Cost of revenue:
Subscription—self-managed and SaaS(1)(2)(3)	19,532	15,678	55,966	44,345
License—self-managed(3)	218	220	654	660
Total cost of revenue—subscription	19,750	15,898	56,620	45,005
Gross profit	68,886	56,093	196,006	158,489
Operating expenses:
Research and development(1)(2)	33,358	31,698	101,788	87,744
Sales and marketing(1)(2)(3)	37,915	33,152	109,753	94,323
General and administrative(1)(2)(4)	15,663	14,682	44,635	41,410
Total operating expenses	86,936	79,532	256,176	223,477
Operating loss	(18,050)	(23,439)	(60,170)	(64,988)
Interest and other income, net	5,733	1,369	14,621	2,159
Loss before income taxes	(12,317)	(22,070)	(45,549)	(62,829)
Income tax expense	1,430	1,482	4,474	4,200
Net loss	$(13,747)	$(23,552)	$(50,023)	$(67,029)
Net loss per share, basic and diluted	$(0.13)	$(0.24)	$(0.49)	$(0.68)
Weighted-average shares used in computing net loss per share, basic and diluted	104,135	99,618	102,646	98,825

(1) Includes share-based compensation expense as follows:
Cost of revenue: subscription—self-managed and SaaS	$2,650	$1,903	$6,865	$4,822
Research and development	8,596	6,806	23,566	17,268
Sales and marketing	8,248	6,548	21,461	16,095
General and administrative	6,192	3,960	15,028	10,183
Total share-based compensation expense	$25,686	$19,217	$66,920	$48,368

(2) Includes acquisition-related costs as follows:
Cost of revenue: subscription–self-managed and SaaS	$6	$6	$16	$19
Research and development	1,251	2,304	6,931	6,828
Sales and marketing	19	228	89	464
General and administrative	18	10	158	244
Total acquisition-related costs	$1,294	$2,548	$7,194	$7,555

(3) Includes amortization of acquired intangibles as follows:
Cost of revenue: subscription–self-managed and SaaS	$2,386	$2,386	$7,160	$7,158
Cost of revenue: license—self-managed	218	220	654	660
Sales and marketing	357	298	1,073	770
Total amortization expense of acquired intangible assets	$2,961	$2,904	$8,887	$8,588

(4) Includes legal settlement costs as follows:
General and administrative	$—	$—	$—	$216

JFROG LTD.

CONDENSED Consolidated Balance Sheets

(in thousands; unaudited)

	September 30, 2023	December 31, 2022
Assets
Current assets:
Cash and cash equivalents	$60,984	$45,595
Short-term investments	441,194	397,605
Accounts receivable, net	60,922	62,117
Deferred contract acquisition costs	10,211	8,102
Prepaid expenses and other current assets	13,924	18,603
Total current assets	587,235	532,022
Property and equipment, net	6,582	8,021
Deferred contract acquisition costs, noncurrent	16,161	13,501
Operating lease right-of-use assets	25,212	24,602
Intangible assets, net	28,657	37,544
Goodwill	247,955	247,955
Other assets, noncurrent	7,805	7,576
Total assets	$919,607	$871,221
Liabilities and Shareholders’ Equity
Current liabilities:
Accounts payable	$14,712	$14,867
Accrued expenses and other current liabilities	32,083	28,848
Operating lease liabilities	8,163	7,132
Deferred revenue	179,446	158,725
Total current liabilities	234,404	209,572
Deferred revenue, noncurrent	12,489	16,990
Operating lease liabilities, noncurrent	15,903	16,829
Other liabilities, noncurrent	3,713	3,057
Total liabilities	266,509	246,448
Shareholders’ equity:
Share capital	294	283
Additional paid-in capital	935,445	856,438
Accumulated other comprehensive loss	(3,442)	(2,772)
Accumulated deficit	(279,199)	(229,176)
Total shareholders’ equity	653,098	624,773
Total liabilities and shareholders’ equity	$919,607	$871,221

JFROG LTD.

CONDENSED Consolidated StatementS of Cash Flows

(in thousands; unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2023	2022	2023	2022
Cash flows from operating activities:
Net loss	$(13,747)	$(23,552)	$(50,023)	$(67,029)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	3,837	3,698	11,512	10,789
Share-based compensation expense	25,686	19,217	66,920	48,368
Non-cash operating lease expense	2,149	1,847	6,294	5,449
Net amortization of premium or discount on investments	(1,718)	626	(4,588)	3,014
Losses (gains) on foreign exchange	(278)	1,937	(869)	1,937
Changes in operating assets and liabilities:
Accounts receivable	1,558	3,736	1,337	1,215
Prepaid expenses and other assets	2,491	969	530	5,105
Deferred contract acquisition costs	(3,175)	(1,864)	(4,769)	(5,470)
Accounts payable	1,794	(99)	(119)	2,128
Accrued expenses and other liabilities	1,905	(2,268)	4,935	3,189
Operating lease liabilities	(2,048)	(1,786)	(5,818)	(7,212)
Deferred revenue	7,527	2,667	16,220	12,628
Net cash provided by operating activities	25,981	5,128	41,562	14,111
Cash flows from investing activities:
Purchases of short-term investments	(98,738)	(124,436)	(303,310)	(305,715)
Maturities and sales of short-term investments	83,676	117,906	266,847	273,775
Purchases of property and equipment	(591)	(1,306)	(1,364)	(3,437)
Payments related to business combination	—	—	—	(179)
Purchase of intangible asset	—	(300)	—	(300)
Net cash used in investing activities	(15,653)	(8,136)	(37,827)	(35,856)
Cash flows from financing activities:
Proceeds from exercise of share options	2,066	1,802	5,433	4,675
Proceeds from employee share purchase plan	3,166	1,923	6,665	5,176
Payments to tax authorities, net of proceeds from employee equity transactions	(1,149)	335	(332)	(160)
Net cash provided by financing activities	4,083	4,060	11,766	9,691
Effect of exchange rate changes on cash, cash equivalents and restricted cash	(121)	(2,293)	(112)	(2,293)
Net increase (decrease) in cash, cash equivalents, and restricted cash	14,290	(1,241)	15,389	(14,347)
Cash, cash equivalents, and restricted cash—beginning of period	46,706	55,434	45,607	68,540
Cash, cash equivalents, and restricted cash—end of period	$60,996	$54,193	$60,996	$54,193
Reconciliation of cash, cash equivalents, and restricted cash within the Condensed Consolidated Balance Sheets to the amounts shown in the Condensed Consolidated Statements of Cash Flows above:
Cash and cash equivalents	$60,984	$53,971	$60,984	$53,971
Restricted cash included in prepaid expenses and other current assets	12	12	12	12
Restricted cash included in other assets, noncurrent	—	210	—	210
Total cash, cash equivalents, and restricted cash	$60,996	$54,193	$60,996	$54,193

JFROG LTD.

reconciliation of GAAP to non-GAAP results

(in thousands except per share data; unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2023	2022	2023	2022
Reconciliation of gross profit and gross margin
GAAP gross profit	$68,886	$56,093	$196,006	$158,489
Plus: Share-based compensation expense	2,650	1,903	6,865	4,822
Plus: Acquisition-related costs	6	6	16	19
Plus: Amortization of acquired intangibles	2,604	2,606	7,814	7,818
Non-GAAP gross profit	$74,146	$60,608	$210,701	$171,148
GAAP gross margin	77.7%	77.9%	77.6%	77.9%
Non-GAAP gross margin	83.7%	84.2%	83.4%	84.1%

Reconciliation of operating expenses
GAAP research and development	$33,358	$31,698	$101,788	$87,744
Less: Share-based compensation expense	(8,596)	(6,806)	(23,566)	(17,268)
Less: Acquisition-related costs	(1,251)	(2,304)	(6,931)	(6,828)
Non-GAAP research and development	$23,511	$22,588	$71,291	$63,648

GAAP sales and marketing	$37,915	$33,152	$109,753	$94,323
Less: Share-based compensation expense	(8,248)	(6,548)	(21,461)	(16,095)
Less: Acquisition-related costs	(19)	(228)	(89)	(464)
Less: Amortization of acquired intangibles	(357)	(298)	(1,073)	(770)
Non-GAAP sales and marketing	$29,291	$26,078	$87,130	$76,994

GAAP general and administrative	$15,663	$14,682	$44,635	$41,410
Less: Share-based compensation expense	(6,192)	(3,960)	(15,028)	(10,183)
Less: Acquisition-related costs	(18)	(10)	(158)	(244)
Less: Legal settlement costs	—	—	—	(216)
Non-GAAP general and administrative	$9,453	$10,712	$29,449	$30,767

Reconciliation of operating income (loss) and operating margin
GAAP operating loss	$(18,050)	$(23,439)	$(60,170)	$(64,988)
Plus: Share-based compensation expense	25,686	19,217	66,920	48,368
Plus: Acquisition-related costs	1,294	2,548	7,194	7,555
Plus: Amortization of acquired intangibles	2,961	2,904	8,887	8,588
Plus: Legal settlement costs	—	—	—	216
Non-GAAP operating income (loss)	$11,891	$1,230	$22,831	$(261)
GAAP operating margin	(20.4)%	(32.6)%	(23.8)%	(31.9)%
Non-GAAP operating margin	13.4%	1.7%	9.0%	(0.1)%

Reconciliation of net income (loss)
GAAP net loss	$(13,747)	$(23,552)	$(50,023)	$(67,029)
Plus: Share-based compensation expense	25,686	19,217	66,920	48,368
Plus: Acquisition-related costs	1,294	2,548	7,194	7,555
Plus: Amortization of acquired intangibles	2,961	2,904	8,887	8,588
Plus: Legal settlement costs	—	—	—	216
Less: Income tax effects	420	639	1,658	2,020
Non-GAAP net income (loss)	$16,614	$1,756	$34,636	$(282)
Net income (loss) per share - basic	$0.16	$0.02	$0.34	$(0.00)
Net income (loss) per share - diluted	$0.15	$0.02	$0.32	$(0.00)
Shares used in non-GAAP net income (loss) per share calculations:
GAAP weighted-average shares used to compute net loss per share - basic and diluted	104,135	99,618	102,646	98,825
Add: Dilutive ordinary share equivalents(1)	6,056	5,603	5,747	—
Non-GAAP weighted-average shares used to compute net income (loss) per share - diluted	110,191	105,221	108,393	98,825

(1) Potentially dilutive shares are excluded in calculating the non-GAAP diluted shares for the nine months ended September 30, 2022 as the inclusion of such shares would have been anti-dilutive due to net loss in the period.

JFROG LTD.

reconciliation of gaap cash flow from operating activities to free cash flow AND SUPPLEMENTAL DISCLOSURE

(in thousands; unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2023	2022	2023	2022
Free cash flow reconciliation:
Net cash provided by operating activities	$25,981	$5,128	$41,562	$14,111
Less: purchases of property and equipment	(591)	(1,306)	(1,364)	(3,437)
Free cash flow	$25,390	$3,822	$40,198	$10,674
Supplemental disclosure:
Retention bonus related to acquisition(1)	$(1,857)	$(2,073)	$(1,857)	$(2,073)

(1) Retention bonuses were distributed to current employees from the acquisition of Vdoo Connected Trust Ltd. in July 2021. Vdoo’s continuing employees are entitled to three annual installments of retention bonus as part of the acquisition arrangements. The retention bonus has been expensed primarily in research and development over the service period.